As filed with the Securities and Exchange Commission on October 1, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 1, 2014
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.    Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On October 1, 2014, in connection with the appointment of a Lead Independent Director of the Board of Directors (the “Board”) of Bank of America Corporation (the “Corporation”) (see Item 8.01 below), the Board approved and adopted amendments to the Corporation’s Amended and Restated Bylaws (the “Bylaws”). The amendments, as summarized below, to the Bylaws were effective upon approval by the Board.

Location	Description of Amendment
Article I, Section 1	Adds definition for “Lead Independent Director.”
Article III, Section 11	Clarifies the persons who may preside at meetings of stockholders in the Chairman of the Board’s absence.
Article IV, Section 7
Adds a new provision providing for the election, at the option of a majority of the independent members of the Board, of a Lead Independent Director who is “independent” pursuant to the New York Stock Exchange (“NYSE”) listing standards.

Article V, Section 2	Clarifies that the Lead Independent Director, if one is elected, may call special meetings of the Board.
Article V, Section 7	Clarifies that the Lead Independent Director, if one is elected, may preside at the meetings of the Board in the Chairman of the Board’s absence or at the Chairman of the Board’s request.
Article VI, Section 7	Deletes the paragraph requiring the Chairman of the Board to be independent pursuant to the NYSE listing standards.
Article X, Section 2	Clarifies that the Lead Independent Director, if one is elected, may call a meeting of the Board, or any committee thereof, during an “Emergency” (as defined in the Bylaws).
Technical Revisions	In addition to the changes described above, the amended Bylaws include non-substantive, technical revisions.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

ITEM 8.01.     Other Events.

On October 1, 2014, the Board elected Brian T. Moynihan, Chief Executive Officer of the Corporation, to the additional position of Chairman of the Board, effective immediately. As Chairman of the Board, Mr. Moynihan succeeds Charles O. Holliday, Jr., who will remain a member of the Board. In addition, the independent members of the Board elected Jack O. Bovender, Jr. to serve as the Corporation’s Lead Independent Director, effective immediately. A copy of the related press release (the “Press Release”) is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

In connection with Mr. Bovender’s appointment as Lead Independent Director, the Board amended the Corporation’s Corporate Governance Guidelines to: (1) specify that when the Chairman of the Board position is not held by an independent director, a Lead Independent Director will be designated by the Board from among the independent directors by a majority of the independent directors to serve a minimum of one year; and (2) specify the duties and responsibilities of the Chairman of the Board, if independent, or the Lead Independent Director, to include, among others:

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	Calling meetings of the independent directors;

•	Serving as liaison between the Chief Executive Officer and the independent directors;

•	In coordination with the Chief Executive Officer, planning, reviewing and approving meeting agendas for the Board;

•	In coordination with the Chief Executive Officer, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Advising the Chief Executive Officer of the information needs of the Board and approving information sent to the Board; and

•	Being available for consultation and direct communication, to the extent requested by major stockholders.

The provisions of the Corporation’s Corporate Governance Guidelines relating to the duties and responsibilities of a Lead Independent Director, as amended, are attached hereto as Exhibit 99.2 and are incorporated in this Item 8.01 by reference. The complete text of the Corporation’s Corporate Governance Guidelines, as amended, is set forth on the Corporation’s investor relations web site.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amended and Restated Bylaws
99.1	The Press Release
99.2	Provisions of the Corporation’s Corporate Governance Guidelines relating to the duties and responsibilities of a Lead Independent Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: October 1, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amended and Restated Bylaws
99.1	The Press Release
99.2	Provisions of the Corporation’s Corporate Governance Guidelines relating to the duties and responsibilities of a Lead Independent Director

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